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                                                                    Exhibit 21.1

SUBSIDIARIES OF COMPBENEFITS CORPORATION


                                                                        NAME UNDER WHICH
                                                  JURISDICTION OF       SUBSIDIARY DOES
SUBSIDIARY                                         ORGANIZATION            BUSINESS
----------                                        ---------------       ----------------
CompBenefits Dental and Vision
  Company ......................................   Florida
Dental Health Management, Inc. .................   Delaware
American Dental Plan of North
  Carolina, Inc. ...............................   North Carolina
American Dental Providers of Arkansas, Inc. ....   Arkansas             CompBenefits
CompBenefits Company ...........................   Florida
CompBenefits Direct, Inc. ......................   Delaware
CompBenefits Insurance Company .................   Texas
DentiCare, Inc. ................................   Texas                CompBenefits
Texas Dental Plans, Inc. .......................   Texas
Dental Care Plus Management, Corp. .............   Illinois             CompBenefits
CompBenefits Dental, Inc. ......................   Illinois
OHS, Inc. ......................................   Florida
CompBenefits of Alabama, Inc. ..................   Alabama
CompBenefits of Georgia, Inc. ..................   Georgia
Ultimate Optical, Inc. .........................   Florida